UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2009

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont		05701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 24, 2009, Casella Waste Systems, Inc. (the “Company”) announced that it intends to offer $205 million aggregate principal amount of senior secured second lien notes due 2014 (the “Notes”).  The net proceeds from the offering will be used to repay a portion of the borrowings under the Company’s existing senior secured credit facility.  The offering will be conditioned on the closing of a new senior secured first lien credit facility, which will be used to refinance the balance of the borrowings under the Company’s existing senior secured credit facility.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.  This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1         Press release of Casella Waste Systems, Inc. dated June 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: June 24, 2009	By:	/s/ John. S. Quinn

John S. Quinn, Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Casella Waste Systems, Inc. dated June 24, 2009